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Exhibit (d)(4)

Addendum to the Polycom Inc. 1996 Stock Incentive Plan

    This is to confirm that, pursuant to the Polycom Inc. 1996 Stock Incentive Plan ("the Plan"), you have been granted an option to purchase [insert number] shares of stock in Polycom Inc., as set in your stock option agreement (the Agreement'). Such option is subject to all the terms and conditions of the Plan and of the Plan prospectus to all rules, regulations and interpretations of the Committee administering the Plan unless this Addendum stipulates otherwise.

    Notwithstanding the terms and conditions of the aforementioned Plan and Plan Prospectus, the following terms and conditions will apply:

    In accordance with the provisions of article 10a of the Dutch Wage Tax Act the Optionee elects to have the options that have been granted to him on [date], to be taxed at the date of actual exercise of the options.

    The employee understands that as a result of this election the full capital gain that may be realised upon the exercise will be taxable.

Date:
Place:
Representative of the Company: [Name]	Employee: [Name]
Signature:	Signature:

POLYCOM, INC.
STOCK OPTION AGREEMENT

RECITALS

    A.  The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

    B.  Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's offer of an option to Optionee.

    C.  All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

      NOW, THEREFORE, it is hereby agreed as follows:

      1.  Offer of Option.  The Corporation hereby offers to Optionee, as of the Offer Date, an option to purchase up to the number of Option Shares specified in the Notice of Offer. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

      2.  Option Term.  This option shall have a term of ten (10) years measured from the Offer Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

      3.  Limited Transferability.  This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be accepted and exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Statutory Option in the Offer Notice, then this option may also be assigned in whole or in part during Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      4.  Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Offer Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

      5.  Cessation of Service.  The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

        (i)  Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) during which to accept and exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

        (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to accept and exercise this option. Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (A) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (B) the Expiration Date.

        (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to accept and exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

        (iv) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to Option Shares in which Optionee is not otherwise at that time vested or for which this option is not otherwise at that time exercisable.

        (v) Should Optionee's Service be terminated for Misconduct, then this option shall terminate immediately and cease to remain outstanding.

    6.  Special Acceleration of Option.

      (a) This option, to the extent outstanding at the time of a Corporate Transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the Option Shares at the time of the Corporate Transaction (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the option exercise schedule set forth in the Notice of Offer. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

      (b) Immediately following the Corporate Transaction, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

      (c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

      (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    7.  Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

    8.  Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have accepted and exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

    9.  Manner of Accepting and Exercising Option.

      (a) In order to accepts and exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons accepting and exercising the option) must take the following actions:

        (i)  Execute and deliver to the Corporation a Notice to Accept and Exercise for the Option Shares for which the option is exercised.

        (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

          (A) cash or check made payable to the Corporation;

          (B) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13;

          (C) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

          (D) to the extent the option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

        Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice to Accept and Exercise delivered to the Corporation in connection with the option exercise.

        (iii) Furnish to the Corporation appropriate documentation that the person or persons accepting and exercising the option (if other than Optionee) have the right to accept and exercise this option.

        (iv) Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

      (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

      (c) In no event may this option be exercised for any fractional shares.

    10.  Compliance with Laws and Regulations.

      (a) The acceptance and exercise of this option and the issuance of the Option Shares upon such acceptance and exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such acceptance and exercise and issuance.

      (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

    11.  Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

    12.  Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Notice of Offer. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

    13.  Financing.  The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.(1)

    14.  Construction.  This Agreement and the option evidenced hereby are made and offered pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

    15.  Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

    16.  Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Offer Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

(1)
Authorization of payment of the Exercise Price by a promissory note may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.

    17.  Additional Terms Applicable to an Incentive Option.  In the event this option is designated an Incentive Option in the Notice of Offer, the following terms and conditions shall also apply to the offer:

      (i)  This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

      (ii) No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Offer Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of offer) of the Common Stock or other securities for which this option or any other Incentive Options offered to Optionee prior to the Offer Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

      (iii) Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Offer Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of offer) of the Common Stock or other securities for which this option or one or more other Incentive Options offered to Optionee prior to the Offer Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

      (iv) Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are offered.

    18.  Leave of Absence.  The following provisions shall apply upon the Optionee's commencement of an authorized leave of absence:

      (a) The exercise schedule in effect under the Notice of Offer shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

      (b) Should Optionee resume active Employee status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Notice of Offer, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the entire period of such leave.

      (c) If the option is designated as an Incentive Option in the Notice of Offer, then the following additional provision shall apply:

        •   If the leave of absence continues for more than ninety (90) days, then this option shall automatically convert to a Non-Statutory Option under the Federal tax laws on the ninety-first (91st) day of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by written agreement. Following any such conversion of the option, all subsequent exercises of such option, whether effected before or after Optionee's return to active Employee status, shall result in an immediate taxable event, and the Corporation shall be required to collect from Optionee the Federal, state and local income and employment withholding taxes applicable to such exercise.

      (d) In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

EXHIBIT I
NOTICE TO ACCEPT AND EXERCISE

    I hereby notify Polycom, Inc. (the "Corporation") that I accept the Option offered to me and I elect to purchase      shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $         per share (the "Exercise Price") pursuant to that certain option (the "Option") offered to me under one of the Corporation's Stock Incentive Plan on            , 199  .

    Concurrently with the delivery of this Notice to Accept and Exercise to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.

, 199
Date
Optionee
Address:

Social Security Number:
Print name in exact manner it is to appear on the stock certificate:
If shares are to be sent to a stock broker, complete the following (if left blank, certificate will be mailed to the address above):
Brokerage Firm Name:
Contact at Brokerage Firm:
Fax #:
Brokerage Account #:
Broker DTC Participation #:

APPENDIX

    The following definitions shall be in effect under the Agreement:

    A.  Agreement  shall mean this Stock Option Agreement.

    B.  Board  shall mean the Corporation's Board of Directors.

    C.  Code  shall mean the Internal Revenue Code of 1986, as amended.

    D.  Common Stock  shall mean the Corporation's common stock.

    E.  Corporate Transaction  shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

       (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

      (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

    F.  Corporation  shall mean Polycom, Inc., a Delaware corporation.

    G.  Domestic Relations Order  shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

    H.  Employee  shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

    I.  Exercise Date  shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

    J.  Exercise Price  shall mean the exercise price per share as specified in the Notice of Offer.

    K.  Expiration Date  shall mean the date on which the option expires as specified in the Notice of Offer.

    L.  Fair Market Value  per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

       (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

A–1

    M.  Offer Date  shall mean the date of offer of the option as specified in the Notice of Offer.

    N.  Notice of Offer  shall mean the Notice of Offer of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

    O.  Incentive Option  shall mean an option which satisfies the requirements of Code Section 422.

    P.  Misconduct  shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).

    Q.  Non-Statutory Option  shall mean an option not intended to satisfy the requirements of Code Section 422.

    R.  Notice to Accept and Exercise  shall mean the notice to Accept and exercise in the form attached hereto as Exhibit I.

    S.  Option Shares  shall mean the number of shares of Common Stock subject to the option as specified in the Notice of Offer.

    T.  Optionee  shall mean the person to whom the option is offered as specified in the Notice of Offer.

    U.  Parent  shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    V.  Permanent Disability  shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

    W.  Plan  shall mean the Corporation's 1996 Stock Incentive Plan.

    X.  Plan Administrator  shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

    Y.  Qualified Domestic Relations Order  shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

    Z.  Service  shall mean the Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

    AA.  Stock Exchange  shall mean the American Stock Exchange or the New York Stock Exchange.

    BB.  Subsidiary  shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

A–2

Offer No. 00001220

POLYCOM, INC.
NOTICE OF OFFER OF STOCK OPTION

    Notice is hereby given of the following option offer (the "Option") to purchase shares of the Common Stock of Polycom, Inc. (the "Corporation"):

Optionee:
Offer Date:
Vesting Commencement Date:
Exercise Price:	$ per share
Number of Option Shares:
Expiration Date:
Type of Option:	Non-Statutory Stock Option

    Exercise Schedule.  The Option shall become exercisable with respect to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each month of Service over the thirty-six (36) month period commencing on the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

    Optionee may accept the Option at any time during the exercise period provided that, once the Option is accepted, the Optionee agrees to exercise the Option immediately following such acceptance.

    The Option is offered subject to and in accordance with the terms of the Polycom, Inc. 1996 Stock Incentive Plan (the "Plan"). If the Optionee accepts the Option, the Optionee will be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto.

    A copy of the official prospectus for the Plan is attached hereto. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

    No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

    Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

POLYCOM, INC.

By:
Name:
Title:
ATTACHMENTS
Exhibit A—Stock Option Agreement Exhibit B—Plan Summary and Prospectus

Offer No. 00001090

POLYCOM, INC.
NOTICE OF OFFER OF STOCK OPTION

    Notice is hereby given of the following option offer (the "Option") to purchase shares of the Common Stock of Polycom, Inc. (the "Corporation"):

Optionee:	Oscar Landstra
Offer Date:	May 18, 2000
Vesting Commencement Date:	April 3, 2000
Exercise Price:	$67.00 per share
Number of Option Shares:	1,200
Expiration Date:	May 17, 2010
Type of Option:	Non-Statutory Stock Option

    Exercise Schedule.  The Option shall become exercisable with respect to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each month of Service over the thirty-six (36) month period commencing on the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

    Optionee may accept the Option at any time during the exercise period provided that, once the Option is accepted, the Optionee agrees to exercise the Option immediately following such acceptance.

    The Option is offered subject to and in accordance with the terms of the Polycom, Inc. 1996 Stock Incentive Plan (the "Plan"). If the Optionee accepts the Option, the Optionee will be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto.

    A copy of the official prospectus for the Plan is attached hereto. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

    No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

    Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

POLYCOM, INC.

By:
William R. Paape Vice President, Treasurer
ATTACHMENTS
Exhibit A—Stock Option Agreement Exhibit B—Plan Summary and Prospectus

Offer No. 00001175

POLYCOM, INC.
NOTICE OF OFFER OF STOCK OPTION

    Notice is hereby given of the following option offer (the "Option") to purchase shares of the Common Stock of Polycom, Inc. (the "Corporation"):

Optionee:	Oscar Landstra
Offer Date:	May 18, 2000
Vesting Commencement Date:	April 3, 2000
Exercise Price:	$67.00 per share
Number of Option Shares:	300
Expiration Date:	May 17, 2010
Type of Option:	Non-Statutory Stock Option

    Exercise Schedule.  The Option shall become exercisable with respect to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each month of Service over the thirty-six (36) month period commencing on the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

    Optionee may accept the Option at any time during the exercise period provided that, once the Option is accepted, the Optionee agrees to exercise the Option immediately following such acceptance.

    The Option is offered subject to and in accordance with the terms of the Polycom, Inc. 1996 Stock Incentive Plan (the "Plan"). If the Optionee accepts the Option, the Optionee will be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto.

    A copy of the official prospectus for the Plan is attached hereto. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

    No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

    Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

POLYCOM, INC.

By:
William R. Paape Vice President, Treasurer
ATTACHMENTS
Exhibit A—Stock Option Agreement Exhibit B—Plan Summary and Prospectus

Offer No. 00001138

POLYCOM, INC.
NOTICE OF OFFER OF STOCK OPTION

    Notice is hereby given of the following option offer (the "Option") to purchase shares of the Common Stock of Polycom, Inc. (the "Corporation"):

Optionee:	Ton Schouten
Offer Date:	May 18, 2000
Vesting Commencement Date:	April 3, 2000
Exercise Price:	$67.00 per share
Number of Option Shares:	1,200
Expiration Date:	May 17, 2010
Type of Option:	Non-Statutory Stock Option

    Exercise Schedule.  The Option shall become exercisable with respect to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each month of Service over the thirty-six (36) month period commencing on the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

    Optionee may accept the Option at any time during the exercise period provided that, once the Option is accepted, the Optionee agrees to exercise the Option immediately following such acceptance.

    The Option is offered subject to and in accordance with the terms of the Polycom, Inc. 1996 Stock Incentive Plan (the "Plan"). If the Optionee accepts the Option, the Optionee will be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto.

    A copy of the official prospectus for the Plan is attached hereto. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

    No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

    Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

POLYCOM, INC.

By:
William R. Paape Vice President, Treasurer
ATTACHMENTS
Exhibit A—Stock Option Agreement Exhibit B—Plan Summary and Prospectus

Offer No. 00001173

POLYCOM, INC.
NOTICE OF OFFER OF STOCK OPTION

    Notice is hereby given of the following option offer (the "Option") to purchase shares of the Common Stock of Polycom, Inc. (the "Corporation"):

Optionee:	Ton Schouten
Offer Date:	May 18, 2000
Vesting Commencement Date:	Apri 13, 2000
Exercise Price:	$67.00 per share
Number of Option Shares:	300
Expiration Date:	May 17, 2010
Type of Option:	Non-Statutory Stock Option

    Exercise Schedule.  The Option shall become exercisable with respect to twenty-five percent (25%) of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and shall become exercisable for the balance of the Option Shares in thirty-six (36) successive equal monthly installments upon Optionee's completion of each month of Service over the thirty-six (36) month period commencing on the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

    Optionee may accept the Option at any time during the exercise period provided that, once the Option is accepted, the Optionee agrees to exercise the Option immediately following such acceptance.

    The Option is offered subject to and in accordance with the terms of the Polycom, Inc. 1996 Stock Incentive Plan (the "Plan"). If the Optionee accepts the Option, the Optionee will be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto.

    A copy of the official prospectus for the Plan is attached hereto. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

    No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

    Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

POLYCOM, INC.

By:
William R. Paape Vice President, Treasurer
ATTACHMENTS
Exhibit A—Stock Option Agreement Exhibit B—Plan Summary and Prospectus

QuickLinks

Addendum to the Polycom Inc. 1996 Stock Incentive Plan
POLYCOM, INC. STOCK OPTION AGREEMENT
EXHIBIT I NOTICE TO ACCEPT AND EXERCISE
APPENDIX
  Offer No. 00001220
POLYCOM, INC. NOTICE OF OFFER OF STOCK OPTION
  Offer No. 00001090
POLYCOM, INC. NOTICE OF OFFER OF STOCK OPTION
  Offer No. 00001175
POLYCOM, INC. NOTICE OF OFFER OF STOCK OPTION
  Offer No. 00001138
POLYCOM, INC. NOTICE OF OFFER OF STOCK OPTION
  Offer No. 00001173
POLYCOM, INC. NOTICE OF OFFER OF STOCK OPTION